                                                                   EXHIBIT 10.40


                            NETWORKS ASSOCIATES, INC.
                               SNIFFER BONUS PLAN

                            (AS AMENDED AND RESTATED)


         Networks Associates, Inc. ("NETWORK ASSOCIATES") having adopted the Sniffer Bonus Plan (the "PLAN") and having amended and restated the Plan in its entirety effective as of the 14th day of April, 2004, hereby further amends and restates the Plan in its entirety effective as of the 4th day of May, 2004. Capitalized terms not otherwise defined are defined in Section 2 herein.

SECTION 1 - NATURE AND PURPOSE

         1.1 PURPOSE. Network Associates anticipates that it may sell all or substantially all of the assets used in the Sniffer operations in one transaction or a series of related transactions (the "SALE") to another entity or person. The purpose of this Plan is to provide an incentive to key employees of Network Associates to contribute to the delivery of value to the stockholders of Network Associates in conjunction with the performance of, and possible Sale of, Network Associate's Sniffer operations. There is no guarantee that such a sale will take place during the limited term of the Plan, but in the event that it does, this Plan will enable Participants to share in the proceeds.

         1.2 PLAN BENEFITS UNFUNDED. The liability of Network Associates to pay a Bonus Amount to any Participant or Beneficiary is based solely on the contractual obligations created by the Plan. The Plan constitutes a mere promise by Network Associates to pay benefits in the future as determined in the sole discretion of the Administrator. The interest of a Participant or Beneficiary in benefits payable under the Plan is an unsecured claim against the general assets of Network Associates. No Participant or Beneficiary has any interest in any fund or in any specific asset of Network Associates by reason of any amounts credited or deemed to be credited hereunder. Accordingly, Plan benefits are not secured by any trust, pledge, lien or encumbrance on any property of Network Associates or on the assets of any benefit trust. Network Associates intends that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA, if applicable.

         1.3 PARTICIPATION NOT A CONTRACT OF EMPLOYMENT. This Plan is not a promise of continued employment and nothing in this Plan changes any person's employment status or gives any person a right to remain in the employ of Network Associates or any Buyer nor does it affect the right of Network Associates or Buyer to terminate the employment of any person at any time with or without cause and with or without notice, except as may be restricted by law or contract.

SECTION 2 - DEFINED TERMS

         Whenever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following definitions shall govern the Plan:

         2.1 "ADMINISTRATOR" means the Board or any of its Committees or any committee of Designated Senior Management as shall be administering the Plan.

         2.2 "BENEFICIARY" means the persons designated by Participant under
Section 5.3 to receive his Bonus Amount in the event of the Participant's death.


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         2.3 "BOARD" means the Board of Directors of Network Associates.

         2.4 "BONUS AMOUNT" means the portion of the Total Bonus Amount, if any, payable to a Participant as provided under this Plan.

         2.5 "BUYER" means the acquirer of the Sniffer operations in the Sale or any of Buyer's subsidiaries.

         2.6 "CAUSE" means a termination of Participant's employment by the Company based upon a good faith determination by the Board that one or more of the following has occurred: (a) Participant's commission of a material act of fraud with respect to the Company in connection with Participant carrying out his responsibilities as an employee, (b) any intentional refusal or willful failure by Participant to carry out the reasonable instructions of any Designated Senior Management Member or the Board, (c) Participant's conviction of, or plea of nolo contendere to, a misdemeanor crime of moral turpitude or a felony, (d) Participant's gross misconduct in connection with the performance of his duties hereunder, or (e) Participant's material breach of his obligations under this Plan and any other agreement to which Participant and the Company is a party. Following any Sale, unless Participant remains an employee of Network Associates following the Sale, references to Company or Board shall be deemed references to Buyer and to Buyer's board of directors, if in conjunction with the Sale a Participant becomes an employee of Buyer.

         2.7 "CLOSING DATE" means the date on which the closing of the Sale is consummated pursuant to the agreements providing for such Sale.

         2.8 "COMMITTEE" means a committee of Directors or of Designated Senior Management appointed by the Board to administer the Plan.

         2.9 "COMPANY" means Network Associates or Buyer as the case may be as explicitly provided for in the Plan.

         2.10 "DESIGNATED PERSON" means any individual employed by the Network Associates or employed by any subsidiary of Network Associates in the areas of
(i) sales, (ii) research and development or (iii) corporate development, excluding any employee transferred to Buyer in connection with the Sale.

         2.11 "DESIGNATED SENIOR MANAGEMENT MEMBER" means Network Associate's Chief Executive Officer, Chief Operating Officer, President or Executive Vice President Corporate Development or such other individuals designated as such by the Board.

         2.12 "DIRECTOR" means a member of the Board.

         2.13 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         2.14 "NON-SOLICIT PROVISION" means a provision, as set forth in any definitive agreement that effects the Sale between the Buyer and Network Associates, that restricts the Buyer's and its affiliates' ability to solicit a Designated Person.

         2.15 "PARTICIPANT" means each individual who has been designated by the Administrator, in its sole discretion, as eligible to participate in the Plan and who has entered into a Participation Agreement with Network Associates as provided for hereunder.


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         2.16 "PARTICIPATION AGREEMENT" means the agreement in the form attached hereto as Exhibit A, pursuant to which an eligible employee of Network
Associates may agree to receive a Bonus Amount under the Plan and thereby become a Participant hereunder.

         2.17 "RESIGNATION FOR GOOD REASON" means the resignation by a Participant of his employment within ninety (90) days of the occurrence of any one or more of the following events without Participant's written consent: (a) a material reduction by the Company in Participant's base salary and/or target bonus, (b) a material reduction by the Company in Participant's benefits, (c) a reduction by the Company in Participant's title and/or a material reduction in Participant's authority and/or duties without a Sufficient Basis, or (d) the requirement by the Company that Participant relocate more than thirty-five (35) miles from his then-current office location. Notwithstanding the foregoing sentence to the contrary, it is agreed that Participant's receiving less bonus or no bonus as a result of not meeting the relevant goals for a target bonus is not a Good Reason; provided, however, that a Participant must provide the Administrator with written notice specifying the purported grounds for a Resignation for Good Reason and the opportunity for the Company to cure the purported grounds for thirty (30) days following the receipt of such notice. Following any Sale, unless Participant remains an employee of Network Associates following the Sale, references to Company or Board shall be deemed references to Buyer and to Buyer's board of directors, if in conjunction with the Sale a Participant becomes an employee of Buyer.

         2.18 "SUFFICIENT BASIS" means a reassignment or reduction in duties as a result of disciplinary action by the Company based upon a serious violation of Company policy or this Plan or any other agreement between the Company and Participant, or Participant's failure to perform his duties pursuant to this Plan. Following any Sale, unless Participant remains an employee of Network Associates following the Sale, references to Company or Board shall be deemed references to Buyer and to Buyer's board of directors, if in conjunction with the Sale a Participant becomes an employee of Buyer.

         2.19 "TARGET BONUS PERCENTAGE" means, for each Participant, the percentage specified on Participant's Participation Agreement as the Target Bonus Percentage.

         2.20 "TOTAL BONUS AMOUNT" means the amount, if any, determined under
Section 4.1 in connection with the Sale.

         2.21 "TOTAL DISABILITY" means Participant's mental or physical impairment that prevents Participant from performing the responsibilities and duties of his position for one hundred eighty (180) consecutive days or six (6) months in the aggregate during any twelve (12) month period. Any question as to the existence or extent of Participant's mental or physical impairment upon which Participant and the Company cannot agree shall be resolved by a qualified independent physician who is an acknowledged expert in the area of the mental or physical impairment, selected in good faith by the Board and approved by Participant, which approval shall not unreasonably be withheld. Upon the existence and required duration of such Total Disability, the Company may then terminate Participant's employment for such reason by giving Participant written notice of termination for such reason. Following any Sale, unless Participant remains an employee of Network Associates following the Sale, references to Company or Board shall be deemed references to Buyer and to Buyer's board of directors, if in conjunction with the Sale a Participant becomes an employee of Buyer.

         2.22 "TRANSACTION VALUE" means the gross amount (before expenses of Network Associates) of the aggregate consideration received by Network Associates from the Buyer in connection with the Sale, as determined in good faith by the Administrator. For consideration other than cash, the value thereof shall be the fair market value on the date of receipt as determined in good faith by the Administrator.


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SECTION 3 - ELIGIBILITY

         3.1 ELIGIBILITY REQUIREMENTS. Eligibility for participation shall be limited to employees of the Network Associates who are selected by the Administrator, in its sole discretion, to participate in the Plan and provided he accepts such designation in writing subject to such terms as determined by the Administrator and set forth in the employee's Participation Agreement. In order to be eligible to receive benefits under the Plan, a Participant, if requested by the Administrator, also must execute a general waiver and release in substantially the form attached as Annex 1 to the Participation Agreement attached hereto as Exhibit A, and such waiver and release must become effective in accordance with its terms. Notwithstanding anything herein or in the Participation Agreement to the contrary, Network Associates, in its sole discretion, may modify the form of the required release set forth on Annex 1 to comply with applicable law or the facts and circumstances relevant to a Participant.

         3.2 BENEFITS SUBJECT TO FORFEITURE; DEATH, TOTAL DISABILITY, RESIGNATION FOR GOOD REASON. If (a) a Participant's employment with the Company is terminated by the Company other than for Cause prior to the Sale, or, (b) following the Sale, a Participant (i) dies, (ii) terminates his employment due to a Total Disability, or (iii) terminates his employment pursuant to a Resignation for Good Reason, then, the Participant's Bonus Amount shall be paid or issued to the Participant or the Participant's Beneficiary, at the time and in the amount provided under this Plan as if Participant had not died or so terminated his employment. If, conversely, (a) prior to a Sale, a Participant is terminated for Cause or voluntarily terminates his employment with the Company or (b) following the Sale, a Participant is terminated for Cause or voluntarily terminates his employment other than pursuant to a Resignation for Good Reason, then the Participant automatically will forfeit his rights to any and all payments of Bonus Amounts that have not been paid previously. It is understood that no employee of Network Associates or Buyer will have any vested or unvested rights, privileges or entitlements under or in respect of this Plan (or any potential Total Bonus Amount or Bonus Amounts hereunder) unless and until such time (if ever) as employee actually becomes a Participant in accordance with the other provisions of this Plan.

SECTION 4 - AWARDS UNDER THE PLAN

         4.1 TOTAL BONUS AMOUNT. The Total Bonus Amount with respect to any Sale shall equal the sum of:

                  (a) 2% times the excess, if any, of the Transaction Value over $100,000,000 (but not to exceed $1,000,000);

                  (b) 5% times the excess, if any, of the Transaction Value over $150,000,000 (but not to exceed $1,250,000); and

                  (C) 8% times the excess, if any, of the Transaction Value over $175,000,000.

If any portion of the consideration received in the Sale (1) is being held in escrow; (2) is subject to earn-outs or contingencies (including any indemnification period); or (3) is not paid to Network Associates on the Closing Date for any reason, then the Transaction Value (and accordingly the Bonus Amounts of the Participants) shall be reduced as if such amounts were not and never were payable as part of the Total Bonus Amount. Upon the termination of any escrow, earn-out, indemnification or other similar period, and the actual receipt by Network Associates of any unpaid amounts, the Transaction Value shall be re-determined and any amounts payable with respect to the Total Bonus Amounts and the Bonus Amounts of the Participants pursuant to Section 5.1 shall be adjusted appropriately.


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         4.2 BONUS AMOUNT. Subject to the terms of the Plan, each Participant's
Bonus Amount shall be equal to the Participant's Target Bonus Percentage multiplied by the Total Bonus Amount. Notwithstanding the foregoing, the Administrator has the authority, at any time prior to a Sale, to increase or decrease a Participant's Target Bonus Percentage based on the reasonable determination by the Administrator as to whether the Participant (a) has performed in the best interests of Network Associates in connection with the Sale, (b) has not disclosed to any unauthorized person or entity any information regarding the Sale, including, but not limited to, confidential information about employees, business moves and strategies, and management information related to the Sale, and (c) has complied with the terms and conditions of Participant's employment with Network Associates.

         4.3 BREACH OF NON-SOLICIT PROVISION. If (i) during any escrow, earn-out, indemnification or other similar period provided for in a definitive Sale agreement that effects the Sale between the Buyer and Network Associates, the Non-Solicit Provision is breached, as reasonably determined in the sole discretion of Network Associates (any such event a "BREACH"), and (ii) such Breach resulted from, was assisted by or was contributed to by a Participant (a "BREACHING PARTICIPANT"), then, Network Associates may reduce (in its sole discretion) the Bonus Amount otherwise payable at the expiration of such escrow, earn-out, indemnification or other similar period to a Breaching Participant under Section 5.1 by an amount equal to either $250,000 for each Breach (with respect to Participants whose Target Bonus Percentage is 10% or more) or $100,000 for each Breach (with respect to Participants whose Target Bonus Percentage is less than 10%) as liquidated damages for the Breach. In the event of any Breach, the Sniffer Chief Executive Officer as of the date of the Sale shall be deemed a Breaching Participant for any and all such Breaches that may occur. Notwithstanding the foregoing, no reduction to a Participant's Bonus Amount will be made if, prior to any Breach and during any escrow, earn-out or indemnification or other similar period provided for in a definitive Sale agreement that effects the Sale between the Buyer and Network Associates, the Participant's employment terminates due to death, Total Disability or a Resignation for Good Reason.

SECTION 5 - PAYMENTS UNDER THE PLAN

         5.1 PAYMENT SCHEDULE. Subject to the terms of the Plan (including
Section 4), payment of fifty percent (50%) of each Participant's Bonus Amount under this Plan shall be made as soon as administratively feasible following the Closing Date. Subject to adjustment pursuant to Section 4.1, the remaining fifty percent (50%) of each Participant's Bonus Amount under this Plan shall be retained by Network Associates pending the termination of any escrow, earn-out, indemnification or other similar period established in connection with the Sale. Upon the termination of such period, the Transaction Value shall be re-determined pursuant to Section 4.1, if necessary, and the remaining fifty percent (50%) of each Participant's Bonus Amount shall be paid to each eligible Participant, subject to any reduction pursuant to Section 4.3. Notwithstanding the foregoing, (a) in determining the first payment to be made to a Participant following the Closing Date, the Administrator may determine such amount without giving effect to all or any portion of the consideration received in the Sale held in escrow, subject to earn-out or contingencies (including any indemnification period), or not paid to the Company on the Closing Date and (b) in connection with any such determination, the second payment shall be adjusted appropriately.

         5.2 FORM OF PAYMENT. The Bonus Amount shall be paid in cash in accordance with the normal payroll practices of Network Associates.

         5.3 PAYMENT TO A BENEFICIARY. If a Participant dies before receiving all payments to which the Participant is entitled, the deceased Participant's payments shall be paid or issued to Participant's Beneficiary at the time, respectively, and in the amount provided under this Plan as if Participant had not died. A Participant may, on a form acceptable to Network Associates, designate one or more Beneficiaries. A Beneficiary designation will be effective only when a signed and dated beneficiary


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designation form has been filed with Network Associates. If a Participant is not survived by any Beneficiary, Network Associates shall distribute the Participant's payments to the legal representative of the estate of the deceased Participant.

         5.4 TAX WITHHOLDING. Payments under this Plan are subject to applicable federal, state and local withholding taxes, FICA and similar charges and Network Associates may deduct the amount thereof from any payments required under this Plan. Nevertheless, each Participant remains ultimately responsible for the payment of any and all taxes applicable to income or proceeds such Participant may receive or be deemed to have received under this Plan, and Participant will indemnify Network Associates for any liability as a result of any failure to pay such taxes.

SECTION 6 - ADMINISTRATION

         6.1 PLAN ADMINISTRATION. The Administrator has full discretionary authority to administer and interpret the Plan, including (without limitation) discretionary authority to determine eligibility for benefits and the Bonus Amount for each Participant. All determinations by the Administrator will be final and conclusive upon all persons.

         6.2 DECISIONS OF THE ADMINISTRATOR. Decisions of the Administrator made in good faith upon any matter within the scope of its authority shall be final, conclusive and binding upon all persons, including Participants and their legal representatives or Beneficiaries.

SECTION 7 - AMENDMENT AND TERMINATION

         7.1 PLAN AMENDMENT. The Administrator has the authority to amend the Plan at any time prior to a Sale. Any amendment must be made in writing; no oral amendment will be effective. Following the Sale, the Administrator may amend this Plan only upon written approval of a majority of the Participants and Beneficiaries entitled to payment of Bonus Amounts pursuant to the terms of this Plan.

         7.2 PLAN TERMINATION. In the event that the Closing Date has not occurred prior to 12:00 p.m. (PST) July 30, 2004, the Plan shall automatically terminate at 12:00 p.m. (PST) on such date; provided, however, if any applicable waiting period under the HSR Act and any similar antitrust law relating to the Sale has not expired or been terminated prior to July 30, 2004, then the Plan shall automatically be extended to the third business day following such expiration or termination. In the event a Sale occurs prior to July 30, 2004 (as such date may be automatically extended as provided above) then the Plan will automatically terminate when all of the Bonus Amounts have been paid from the Plan. Prior to a Sale, Network Associates, by action of its Administrator, reserves the right to terminate the Plan in its entirety at any time (including, but not limited to, as a result of any decision to abandon a possible Sale or as a result of any unauthorized disclosure of the Sale by any Participant). Notwithstanding the foregoing, the Administrator, in its sole discretion, may extend the term of the Plan.

SECTION 8 - MISCELLANEOUS

         8.1 NO LIABILITY. No member of the Board and no officer or employee of Network Associates shall be liable to any person for any action taken or omitted in connection with the administration of this Plan unless attributable to such person's own fraud or willful misconduct; nor shall Network Associates be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director, officer or employee of Network Associates.


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         8.2 ACKNOWLEDGMENT OF NON-SOLICIT PROVISION. Each Participant
represents that he is fully aware of the Non-Solicit Provision and acknowledges that the limitations of length of time, geography and scope of activity pertaining to such provision are reasonable because, among other things: (i) Network Associates has a legitimate interest in protecting and respecting the allocation of its employees between the Sniffer business and those remaining with Network Associates in connection with the Sale (it being acknowledged that Sniffer management and the Participants have actively participated in such allocation and that such allocation is reflected in the proposed purchase price of the Sniffer Business); (ii) Network Associates is engaged in, and its Designated Persons are employed in, a highly competitive industry, (iii) the Designated Persons have unique access to, and will continue to have access to, the trade secrets and know-how of Network Associates, including key employee information, plans and strategy, and (iv) it is difficult or impracticable to prove or determine the precise amount of damages to Network Associate's continued business operations and to the value of its remaining goodwill flowing from any Breach.

         8.3 ARBITRATION. All disputes or claims arising out of, or relating to, the terms of this Plan and their interpretation must be fully, finally and exclusively resolved by binding arbitration conducted by a single neutral arbitrator in accordance with the rules of the American Arbitration Association, in the County in which the principal offices of Network Associates are located. This arbitration provision does not apply to any claims for injunctive relief or temporary injunctive relief by Network Associates. The award rendered by the arbitrator may include the costs of arbitration, reasonable attorney's fees and reasonable costs for expert and other witnesses, and judgment on any such award may be entered into any court having jurisdiction thereof. In the event of a claim for injunctive relief or temporary injunctive relief, the prevailing party is entitled to recovery of reasonable attorney's fees and reasonable costs.

         8.4 NO TRUST. Nothing contained in this Plan and no action taken pursuant to the provisions of any related agreements shall create or be construed to create a trust of any kind. No property which may be acquired or invested by Network Associates in connection with the Plan shall be deemed to be security for the obligations to Participants hereunder, but shall be, and continue for all purposes to be, a part of the general funds of Network Associates. The right of Participants to receive payment from Network Associates under the Plan shall be no greater than the right of any unsecured general creditor.

         8.5 BONUS PLAN. This Plan is intended to be a "bonus program" as defined under U.S. Department of Labor regulation section 2510.3-2(c) and shall be construed and administered by the Administrator in accordance with such intention.

         8.6 PLAN BENEFITS ARE NOT ASSIGNABLE. The rights of a Participant to benefits under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of a Participant or a Beneficiary, and any attempt to assign, pledge or encumber that interest shall be void.

         8.7 SUCCESSORS; ACQUISITIONS; MERGERS; CONSOLIDATION. The terms and conditions of the Plan shall inure to the benefit of and bind Network Associates and Participants, and their successors, assigns and personal representatives.

         8.8 ENTIRE AGREEMENT. This Plan constitutes the entire understanding and agreement with respect to the subject matter contained herein, and there are no agreements, understandings, restrictions, representations or warranties among any Participant and Network Associates other than those as set forth or provided for herein.


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         8.9 GOVERNING LAW. This Plan constitutes an agreement that shall be governed by and construed in accordance with the laws of the State of California.

         8.10 SECTION HEADINGS. The headings contained in this document are for reference purposes only, and shall not affect the meaning or interpretation thereof.

         IN WITNESS WHEREOF, this Sniffer Bonus Plan has been executed effective as of the date first written above.


                                       NETWORKS ASSOCIATES, INC.

                                       By: /s/ SYLVIA GARCIA-LECHELT
                                           -------------------------------------

                                       Its: SENIOR VICE PRESIDENT WORLDWIDE
                                            HUMAN RESOURCES
                                            ------------------------------------


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                                    EXHIBIT A

                            NETWORKS ASSOCIATES, INC.
                               SNIFFER BONUS PLAN
                             PARTICIPATION AGREEMENT


________________________ (the "PARTICIPANT") has been granted a Target Bonus Percentage pursuant to the Sniffer Bonus Plan (the "PLAN"), as follows:

DATE OF ISSUANCE:   ______________, 2004

The Participant's Target Bonus Percentage for purposes of determining the Participant's Bonus Amount is:

TARGET BONUS PERCENTAGE:            __%

The Participant agrees that he will keep information about the Sale (as defined in the Plan) confidential both within and outside of Network Associates, Inc. (the "COMPANY"). This information includes, but is not limited to, confidential information about employees, business moves and strategies, and management information related to the Sale ("CONFIDENTIAL INFORMATION"). The Participant understands and agrees that he will not reveal any Confidential Information without the express written consent of the Senior Director or Senior Vice President of Human Resources of Network Associates or any other officer whose identity is made known to the Participant, provided, however, the Participant may disclose Confidential Information in the context of any presentation regarding the Sale organized by the Company or its advisors. The Company has the right to terminate the Plan in its entirety and/or cancel any Bonus Amounts otherwise payable to the Participant under the Plan following any unauthorized disclosure of any Confidential Information by the Participant or any other Participant in the Plan.

Participant understands and agrees that discussing, revealing or in any way communicating the Confidential Information to a non-authorized person or entity is grounds for immediate termination of employment. Participant understands and agrees that all documents, business records and communications (both in written and verbal form) that have been or will be created as part of the Sale are the property of Network Associates and that he will keep such confidential.

By their signatures below, the Company and the Participant agree that the Target Bonus Percentage and any Bonus Amounts are governed by this Participation Agreement and by the provisions of the Plan, a copy of which is attached to and made a part of this document. The Participant acknowledges receipt of a copy of the Plan, represents that the Participant has read and is familiar with their provisions.


COMPANY                                     PARTICIPANT

By:
    ----------------------------------      ------------------------------------
                                            Signature
Its:
    ----------------------------------      ------------------------------------
                                            Date

                                            ------------------------------------
                                            Address

                                            ------------------------------------


ATTACHMENT:       Sniffer Bonus Plan
                  Release Agreement


SNIFFER BONUS PLAN - Exhibit A

                                     ANNEX 1

                                RELEASE OF CLAIMS
                                   ("RELEASE")


         _____________ ("Participant") has been awarded certain benefits pursuant to the Sniffer Bonus Plan and the Sniffer Bonus Plan Participation Agreement signed by Participant on __________, 2003, in connection with Participant's employment with Networks Associates, Inc. (the "Company"), a Delaware corporation. For purposes of this Release, the term "the Company" shall mean NAI and its subsidiaries and affiliates.

         1. Participant's employment relationship with the Company is ended effective _____________________ (the "Effective Date"). Participant understands that if and only if he/she signs and returns this Release and complies with the terms of the Sniffer Bonus Plan and the Sniffer Bonus Plan Participation Agreement, Participant will receive the benefits described in Section 4 of the Sniffer Bonus Plan.

         2. In exchange for the benefits described in Section 4 of the Sniffer Bonus Plan, Participant (on his own behalf and on behalf of Participant's successors and assigns) hereby releases the Company and the officers, directors, employees, stockholders, agents, and legal successors and assigns of the Company ("Released Parties") from all claims, actions and causes of action, whether now known or unknown, which he now has, or at any other time had, or shall or may have against the Released Parties based upon, relating to or arising out of any matter, cause, fact, thing, act or omission whatsoever occurring at any time up to and including the Effective Date (as defined herein), including, but not limited to, any claims for breach of express or implied contract, wages or benefits owed, covenants of fair dealing and good faith, interference with contract, option grants, wrongful discharge or termination, fraud, defamation, negligence, assault, battery, invasion of privacy, false imprisonment, civil conspiracy, duress, promissory or equitable estoppel, violation of public policy, retaliation, personal injury, breach of fiduciary duty, bad faith, infliction of emotional distress and employment discrimination or harassment of any type or retaliation based on any protected status (including, without limitation, national origin, race, age, sex, sexual orientation, disability, workers' compensation status, or other protected category) or other discrimination, retaliation or harassment under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Acts of 1866 and 1871, the Family and Medical Leave Act of 1993 ("FMLA"), the Age Discrimination In Employment Act of 1967, the Americans With Disabilities Act, ("ADA"), the Employee Retirement Income Security Act ("ERISA"), the Fair Labor Standards Act of 1938 ("FLSA"), the California Fair Employment and Housing Act, the Texas Commission on Human Rights Act and amendments to these statutes; or any other applicable federal, state or local law, statutes, regulations, ordinances, or other similar provisions (collectively referred to as the "Released Matters").

         3. Participant acknowledges that he has read section 1542 of the Civil Code of the State of California which, in its entirety, states:

         A general release does not extend to claims, which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him/her must have materially affected his settlement with the debtor.


SNIFFER BONUS PLAN - ANNEX 1 PAGE 1



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         Participant waives any rights that he/she has or may have under such section 1542 to the fullest extent that Participant may lawfully waive such rights pertaining to this Release. If Participant is employed by the Company in a state other than California, Participant hereby waives any right or benefit which he/she has under the other state's statutes similar to section 1542 of the Civil Code of the State of California to the fullest extent that he/she may lawfully waive such rights pertaining to this Release.

         4. Participant acknowledges and agrees that he will not make any disparaging statements or otherwise say anything detrimental to any other person or entity about the Company or its products, services or employees or take any action detrimental to the Company.

         5. Participant agrees not to sue for any reason in any suit or proceeding against the Company and/or its officers, directors, agents and employees relating to the Released Matters. To the fullest extent permitted by law, Participant agrees that he will not bring any charge or complaint with the Texas Commission on Human Rights, the California Department of Fair Employment and Housing, the U.S. Department of Labor, or any other administrative, regulatory, legislative or judicial body based on or relating to in any way the Released Matters. Participant further agrees that he will not, at any time in the future, discuss, encourage or voluntarily assist or cooperate in the prosecution of claims, demands or actions against any of the Parties Released by him except as may be required by law. Participant will not directly or indirectly suggest to anyone that he is aware of any claims or potential claims or basis for any potential claims against the Company or any of its current and former officers, directors, employees and agents. This provision shall not prevent Participant from responding truthfully to a subpoena or other process as compelled by law. In the event any charge, complaint, grievance, arbitration, action or other proceeding was or is filed by Participant or on his behalf (other than to receive the consideration described herein), he agrees not to obtain or accept recovery or relief therefrom.

         6. Participant agrees to cooperate in the transition of his duties at the Company and further agrees to provide reasonable assistance to the Company should his knowledge or testimony be deemed useful by counsel for the Company in pursuing or defending any pending or future legal claims involving the Company. Examples of such assistance include speaking with individuals at the Company or its outside counsel, assisting in locating documents or other evidence and providing truthful testimony. The Company and Participant will attempt to schedule such transition and assistance activities to occur at mutually convenient times.

         7. Participant acknowledges that he has continuing obligations under any confidentiality and assignment of inventions agreement Participant may have signed in favor of the Company or under applicable law, which obligations will not be affected or impaired in any way by this Release.

         8. By accepting the benefits, payments and other items described in herein, Participant agrees:

                  a. that he will keep the terms of and sums paid under the Sniffer Bonus Plan and this Release confidential and will not disclose such sums or the terms and contents of


SNIFFER BONUS PLAN - ANNEX 1 PAGE 2
         the Sniffer Bonus Plan and this Release or any discussions between himself and the Company related to the Sniffer Bonus Plan and this Release or the circumstances regarding the separation of his employment with NAI. Participant agrees that he will maintain confidentiality of the terms and conditions of the Plan, except as required by law. If the Participant believes that a disclosure of the terms and conditions of the Plan is reasonably necessary for tax, accounting or financial purposes, Participant will request the Company's consent to the disclosure and obtain the Company's written consent before any disclosure is made. Any disclosure by Participant of the terms and conditions of the Plan without the Company's written consent shall be deemed a disclosure by Participant in violation of the Plan.

                  b. that if he fail to comply with any of the provisions of this Section 8, the Company shall be entitled, upon application to any court of competent jurisdiction, to specific performance or injunction or other relief in order to enforce or prevent violation of such provision or provisions. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from Participant.

         9. Participant acknowledges that as a condition of receiving the payments described in Section 4 of the Sniffer Bonus Plan, he has returned to the Company on or before the Effective Date, all Company property in his possession, including but not limited to, software, equipment, documents, sales materials, or other company records, parking cards, pass cards, access cards, keys, calling cards, mobile phones, beepers, pagers, credit cards, computers, fax machines, copy machines, personal digital assistants or any other equipment.

         10. Participant agrees that this Release embodies the entire understanding between the Company and him and that this Release may not be modified or amended unless such modification or amendment is in writing and is signed by Participant and by an authorized officer of the Company.

         11. Participant agrees that neither this Release nor the furnishing of the consideration for this Release shall be deemed or construed at any time, for any purpose, an admission by the Company of any liability or unlawful conduct of any kind.

         12. Participant agrees that this Release shall not be assigned, pledged or transferred in any way without the prior written consent of the Company.

         13. Should any provision of this Release be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Release in full force and effect. However, if any portion of the general release language were ruled to be unenforceable for any reason, Participant agrees to return the consideration paid hereunder to the Company.

         14. PARTICIPANT ACKNOWLEDGES THAT PARTICIPANT HAS CAREFULLY READ AND FULLY UNDERSTANDS THIS RELEASE AND PARTICIPANT HAS NOT RELIED ON ANY STATEMENT, WRITTEN OR ORAL, WHICH IS NOT SET


SNIFFER BONUS PLAN - ANNEX 1 PAGE 3

FORTH IN THIS DOCUMENT. PARTICIPANT HAS CONSULTED WITH AN ATTORNEY OF HIS OWN CHOOSING, OR UNDERSTANDS THAT PARTICIPANT SHOULD CONSULT WITH AN ATTORNEY, BEFORE SIGNING THIS RELEASE, AND UNDERSTANDS THAT PARTICIPANT IS GIVING UP ANY LEGAL CLAIMS PARTICIPANT HAS OR MAY HAVE AGAINST THE COMPANY BY SIGNING THIS RELEASE. PARTICIPANT ACKNOWLEDGES THAT HE HAS 21 DAYS IN WHICH TO CONSIDER SIGNING THIS RELEASE, THAT PARTICIPANT MAY REVOKE THIS RELEASE WITHIN 7 DAYS OF SIGNING IT BY PROVIDING WRITTEN NOTICE TO THE COMPANY THROUGH THE HUMAN RESOURCES DEPARTMENT, 3965 FREEDOM CIRCLE, SANTA CLARA, CA 95054, AND THAT THE RELEASE WILL NOT BECOME EFFECTIVE UNTIL THE EIGHTH DAY AFTER PARTICIPANT SIGNS IT WITHOUT REVOCATION (THE "EFFECTIVE DATE"). PARTICIPANT HAS HAD AN ADEQUATE OPPORTUNITY TO MAKE WHATEVER INVESTIGATION OR INQUIRY PARTICIPANT DEEMS NECESSARY OR DESIRABLE IN CONNECTION WITH THE MATTERS ADDRESSED IN THIS RELEASE. PARTICIPANT UNDERSTANDS THE COMPANY IS NOT OBLIGATED TO PAY HIM THE PAYMENT DESCRIBED IN SECTION 4 OF THE SNIFFER BONUS PLAN. PARTICIPANT FURTHER ACKNOWLEDGES THAT HE IS SIGNING THIS RELEASE KNOWINGLY, WILLINGLY AND VOLUNTARILY IN EXCHANGE FOR THE PAYMENT SET FORTH IN SECTION 4 OF THE SNIFFER BONUS PLAN.

         IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.


Networks Associates, Inc.,                    Participant,

--------------------------------              ----------------------------------
By:      Gene Hodges,
         President                            Date:
                                                    ----------------------------

Date:
      --------------------------


SNIFFER BONUS PLAN - ANNEX 1 PAGE 4